UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 8, 2020

BERRY GLOBAL GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

1-35672
(Commission File Number)

Delaware	20-5234618
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

101 Oakley Street
Evansville, Indiana 47710
(Address of principal executive offices, including zip code)

(812) 424-2904
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	BERY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 6, 2020, Jill A. Rahman was appointed to the board of directors of Berry Global Group, Inc. (the “Registrant”).  On October 6, 2020 the board of directors of the Registrant created one (1) new directorship on the board of directors, thereby increasing the number of directors constituting the whole board from ten (10) directors to eleven (11) directors.  Ms. Rahman will fill such newly created seat on the board of directors.

Ms. Rahman will receive the Registrant’s standard non-employee director compensation as described in the Registrant’s most recent Proxy Statement filed with the Securities and Exchange Commission on January 22, 2020.

Item 9.01    Financial Statements and Exhibits
(d)            Exhibits.

Exhibit Number	Description
99.1	Press Release issued by Berry Plastics Group, Inc., dated as of August 8, 2020.

BERRY GLOBAL GROUP, INC.
(Registrant)

Date: October 8, 2020	By:	/s/ Jason Kent Greene
Jason K. Greene
Executive Vice President, Chief Legal Officer and Secretary